3Q 2013 Earnings Release October 18, 2013

2 Important Cautionary Statement The following should be read in conjunction with the financial statements, notes and other information contained in the Company’s 2012 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This presentation includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix of this presentation. In this presentation, the Company presents net interest income and net interest margin on a fully taxable-equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts. This presentation may contain forward-looking statements. Statements regarding estimates of the after-tax financial impact of various legal and regulatory matters, forecasted swap income, and normalized noninterest expense are forward-looking statements. Statements regarding efficiency ratio goals and expected normalized levels of credit-related expenses and operating losses are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward- looking statements. The estimated financial impact of legal and regulatory matters depends upon (1) the successful negotiation, execution, and delivery of definitive agreements in several matters, (2) the ultimate resolution of certain legal matters which are not yet complete, (3) management’s assumptions about the extent to which such amounts may be deducted for tax purposes, (4) the agreement of other necessary parties, and (5) our assumptions about the extent to which we can provide consumer relief to satisfy our financial obligations as contemplated by the agreements in principle with regulators. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 and in other periodic reports that we file with the SEC. Those factors include: our framework for managing risks may not be effective in mitigating risk and loss to us; as one of the largest lenders in the Southeast and Mid-Atlantic U.S. and a provider of financial products and services to consumers and businesses across the U.S., our financial results have been, and may continue to be, materially affected by general economic conditions, particularly unemployment levels and home prices in the U.S., and a deterioration of economic conditions or of the financial markets may materially adversely affect our lending and other businesses and our financial results and condition; legislation and regulation, including the Dodd-Frank Act, as well as future legislation and/or regulation, could require us to change certain of our business practices, reduce our revenue, impose additional costs on us, or otherwise adversely affect our business operations and/or competitive position; we are subject to capital adequacy and liquidity guidelines and, if we fail to meet these guidelines, our financial condition would be adversely affected; loss of customer deposits and market illiquidity could increase our funding costs; we rely on the mortgage secondary market and GSEs for some of our liquidity; we are subject to credit risk; our ALLL may not be adequate to cover our eventual losses; we may have more credit risk and higher credit losses to the extent our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral; we will realize future losses if the proceeds we receive upon liquidation of nonperforming assets are less than the carrying value of such assets; a downgrade in the U.S. government's sovereign credit rating, or in the credit ratings of instruments issued, insured or guaranteed by related institutions, agencies or instrumentalities, could result in risks to us and general economic conditions that we are not able to predict; the failure of the European Union to stabilize the fiscal condition and creditworthiness of its weaker member economies could have international implications potentially impacting global financial institutions, the financial markets, and the economic recovery underway in the U.S.; weakness in the real estate market, including the secondary residential mortgage loan markets, has adversely affected us and may continue to adversely affect us; we are subject to certain risks related to originating and selling mortgages, and may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or as a result of certain breaches of our servicing agreements, and this could harm our liquidity, results of operations, and financial condition; financial difficulties or credit downgrades of mortgage and bond insurers may adversely affect our servicing and investment portfolios; we may face certain risks as a servicer of loans, or also may be terminated as a servicer or master servicer, be required to repurchase a mortgage loan or reimburse investors for credit losses on a mortgage loan, or incur costs, liabilities, fines and other sanctions if we fail to satisfy our servicing obligations, including our obligations with respect to mortgage loan foreclosure actions; we are subject to risks related to delays in the foreclosure process; we may continue to suffer increased losses in our loan portfolio despite enhancement of our underwriting policies and practices; our mortgage production and servicing revenue can be volatile; as a financial services company, changes in general business or economic conditions could have a material adverse effect on our financial condition and results of operations; changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity; changes in interest rates could also reduce the value of our MSRs and mortgages held for sale, reducing our earnings; changes which are being considered in the method for determining LIBOR may affect the value of debt securities and other financial obligations held or issued by SunTrust that are linked to LIBOR, or may affect the Company's financial condition or results of operations; the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; depressed market values for our stock may require us to write down goodwill; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; consumers may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; hurricanes and other disasters may adversely affect loan portfolios and operations and increase the cost of doing business; negative public opinion could damage our reputation and adversely impact business and revenues; we rely on other companies to provide key components of our business infrastructure; a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers, including as a result of cyber attacks, could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses; the soundness of other financial institutions could adversely affect us; we depend on the accuracy and completeness of information about clients and counterparties; regulation by federal and state agencies could adversely affect the business, revenue, and profit margins; competition in the financial services industry is intense and could result in losing business or margin declines; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; we might not pay dividends on your common stock; our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends; disruptions in our ability to access global capital markets may adversely affect our capital resources and liquidity; any reduction in our credit rating could increase the cost of our funding from the capital markets; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we are subject to certain litigation, and our expenses related to this litigation may adversely affect our results; we may incur fines, penalties and other negative consequences from regulatory violations, possibly even from inadvertent or unintentional violations; we depend on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategies; our accounting policies and processes are critical to how we report our financial condition and results of operations, and they require management to make estimates about matters that are uncertain; changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition; our stock price can be volatile; our disclosure controls and procedures may not prevent or detect all errors or acts of fraud; our financial instruments carried at fair value expose us to certain market risks; our revenues derived from our investment securities may be volatile and subject to a variety of risks; and we may enter into transactions with off-balance sheet affiliates or our subsidiaries.

3 3Q 13 Summary Earnings • Net income available to common shareholders of $179 million; earnings per diluted share of $0.33 • As announced in the October 10, 2013 8-K, the resolution of certain legacy mortgage matters, alongside other discrete items, negatively impacted earnings by $179 million on an after-tax basis, or $0.33 per share • Excluding the above items, earnings were $358 million, or $0.66 per diluted share1 Revenue • Net interest income generally stable relative to prior quarter • Noninterest income declined from prior quarter, primarily due to lower mortgage production income Expenses • Adjusted expenses2 declined sequentially and were below $1.4 billion for the third consecutive quarter • Adjusted expenses2 down 14% from prior year Balance Sheet • Average performing loans increased 1.3% from prior quarter, with increases across most loan portfolios • Average deposits stable sequentially and increased modestly from prior year; favorable mix shift continued Credit and Capital • Nonperforming loans declined 9% from prior quarter and 40% from prior year • Net charge-off ratio declined 12 basis points to 0.47%, the lowest level since 3Q 07 • Tier 1 Common ratio 9.9% on Basel I basis and 9.7% on Basel III basis3 (estimated) 1. Please refer to page 19 of the appendix for a reconciliation 2. Please refer to page 30 of the appendix for expense adjustment detail. Reported expenses increased 25% sequentially and 1% from prior year 3. Please refer to page 32 of the appendix for a Basel I to Basel III reconciliation

4 Impact of October 10, 2013 8-K Items1 October 10, 2013 8-K Items 3Q 13 Impact - Increase/(Decrease) Noninterest Income (pre-tax) Noninterest Expense (pre-tax) Tax Benefit (after-tax) Settlement of Certain Legal Matters $323 operating losses Mortgage Repurchase Settlements with Fannie Mae and Freddie Mac ($63) mortgage production related income Mortgage Servicing Advances Allowance Increase $96 collection services (included in other noninterest expense) Tax Items ($113) provision for income taxes ($ in millions) 1. Additional detail on the specific items is available in SunTrust’s Form 8-K filed on October 10, 2013 8-K Items Negatively Impacted After-Tax Earnings by $179 Million, or $0.33 Per Diluted Share

Net Income Available To Common & Diluted EPS

Core Earnings[1,2] Relatively Stable Despite Mortgage Revenue Headwinds

($ in millions, except EPS)


$1,066
$753
$0.58
$313
$0.65
$350
$0.63
$340
$0.68
$365
$0.66
$179
$358
($179)
3Q 12 1
4Q 12
1Q 13
2Q 13
3Q 13 2
Net Income Available to Common (Ex 3Q 12 and 3Q 13 Items)
3Q 12 and 3Q 13 Items
EPS (Ex 3Q 12 and 3Q 13 Items) 1, 2

Prior Quarter Variance

- Excluding 8-K items, EPS decreased by $0.02
  - → Lower mortgage production income was partially offset by reductions in provision for credit losses and adjusted expenses[3]

Prior Year Variance

- Excluding 8-K and 3Q 12 significant items, EPS increased by $0.08, or 14%
  - → Improvement driven by declines in adjusted noninterest expenses and provision for credit losses
  - → Partially offset by a reduction in net interest income and mortgage related revenues[4]

1. 3Q 12 reported EPS was $1.98 and reported net income available to common was $1,066 million. 3Q 12 core EPS was $0.58 and core net income available to common was $313 million. This excludes EPS of $1.40 and net income available to common of $753 million related to the actions announced in 3Q 12, including: the accelerated termination of the agreements regarding The Coca-Cola Company stock, the moves to HFS of certain residential NPLs, CRE NPLs, student loans, and GNMA loans, the mortgage repurchase provision, the charitable contribution of The Coca-Cola Company stock, and the Affordable Housing write-down. Please refer to page 20 of the appendix for further detail
2. 3Q 13 reported EPS was $0.33 and reported net income available to common was $179 million. 3Q 13 core EPS was $0.66 and core net income available to common was $358 million. This excludes EPS of ($0.33) and net income available to common of ($179) million related to the 8-K items announced on October 10, 2013, including: the resolution of specific legal matters, the incremental mortgage repurchase provision related to the GSE settlements, the servicing advances allowance increase, and certain tax matters. Please refer to page 19 of the appendix for further detail
3. Please refer to page 30 of the appendix for expense adjustment detail
4. Excluding the impacts of the mortgage repurchase provision

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SunTrust

6 Net Interest Income - FTE ($ in millions) Prior Quarter Variance • Net interest margin declined six basis points due to lower loan yields, partially offset by modest reductions in deposit rates • Net interest income declined $2 million as lower net interest margin was largely offset by higher average earning assets Prior Year Variance • Net interest income declined $61 million → Interest income declined $104 million, primarily attributable to lower asset yields, the impact of 2H 12 loan sales, and reduced income from commercial loan swaps → Interest expense declined $43 million, driven by a more favorable deposit mix, lower deposit rates, and a reduction in long-term debt expense Net Interest Income Stable to 2Q 13 $1,301 $1,276 $1,251 $1,242 $1,240 3.38% 3.36% 3.33% 3.25% 3.19% 2.70% 2.90% 3.10% 3.30% 3.50% 3.70% 3.90% 4.10% 4.30% $500 $1,000 $1,500 3Q 12 4Q 12 1Q 13 2Q 13 3Q 13 Net Interest Income Net Interest Margin

Noninterest Income

Adjusted Noninterest Income[1] Down from Prior Quarter Given Declines in Mortgage Production

($ in millions)



$2,542
$1,812
$729
3Q 12
$1,015
$15
$1,000
4Q 12
$863
$875
($11)
1Q 13
$858
$3
$855
2Q 13
$680
$743
($63)
3Q 13
Adjusted Noninterest Income¹
Adjustment Items¹

Prior Quarter Variance

- Adjusted noninterest income[1] declined $112 million
  - → Reduction in mortgage production income due to a decline in applications, closed loan volume, and gain on sale margins
  - → Other income lower due to a $37 million lease financing asset write-down
  - → Partially offset by another strong investment banking quarter and an increase in mortgage servicing income

Prior Year Variance

- Adjusted noninterest income[1] improved $14 million
  - → Primarily due to a $371 million mortgage repurchase provision in 3Q 12
  - → Solid growth in investment banking and wealth management
  - → Partially offset by declines in mortgage production[2] and mortgage servicing income, as well as the lease financing asset write-down

1. Noninterest income on a GAAP basis was $2,542 million, $858 million and $680 million for 3Q 12, 2Q 13, and 3Q 13, respectively. Please refer to the page 28 of the appendix for noninterest income adjustment detail
2. Excluding the impacts of the mortgage repurchase provision

NOTE: Totals may not foot due to rounding

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SunTrust

Noninterest Expense

Adjusted Expenses[1] Down from Prior Quarter and Prior Year

($ in millions)



$1,726
$189
$1,537
$1,510
$1,510
$1,363
$1,363
$1,397
$1,397
$1,743
$419
$1,324
3Q 12
4Q 12
1Q 13
2Q 13
3Q 13
Adjusted Noninterest Expense¹
Adjustment Items¹

Prior Quarter Variance

- Adjusted noninterest expense[1] declined $73 million
  - → $55 million decline in compensation and benefits, including a $37 million reversal of incentive compensation accruals
  - → Adjusted cyclical costs[2] also declined

Prior Year Variance

- Adjusted noninterest expense[1] declined $213 million, or 14%
  - → $98 million decline in employee compensation and benefits
  - → $91 million decline in adjusted cyclical costs[2]

1. Noninterest expense on a GAAP basis was $1,726 million, $1,397 million, and $1,743 million for 3Q 12, 2Q 13, and 3Q 13, respectively. Please refer to page 30 of the appendix for expense adjustment detail
2. Please refer to page 31 of the appendix for additional detail on cyclical costs. 3Q 13 cyclical costs include $13 million of credit services expense, $126 million of collection services expense, $4 million of other real estate expense, and $350 million of operating losses. 3Q 13 adjusted cyclical costs exclude $323 million in specific operating losses related to the settlement of certain legal matters and $96 million in collection services related to the mortgage servicing advances allowance increase

NOTE: Totals may not foot due to rounding

8

SUNTRUST

9 Tangible Efficiency Ratio – Adjusted Basis1 1. Calculated on a tangible basis and excluding certain items that are material and/or potentially nonrecurring. The GAAP efficiency ratios for 3Q 12, 4Q 12, 1Q 13, 2Q 13, and 3Q 13 were 44.9%, 65.9%, 64.5%, 66.6%, and 90.8%, respectively. Please refer to page 33 of the appendix for the GAAP reconciliations FY 2013 Target Remains ~65%; Long-term Target of < 60% 75.2% 66.0% 63.8% 66.4% 66.4% 3Q 12 4Q 12 1Q 13 2Q 13 3Q 13 Elevated Due to $371 Million Mortgage Repurchase Provision

Credit Quality

Notable Asset Quality Improvements Continued

($ in millions)

Net Charge-offs[1]



Core Net Charge-offs
Impact of Selected Items
NCOs to Avg. Loans (annualized)
$511
$172
1.64%
$339
$398
$118
1.30%
$280
0.76%
$226
0.59%
$179
0.47%
$146
3Q 12
4Q 12
1Q 13
2Q 13
3Q 13

Provision Expense[1]



Core Provision
Impact of Selected Items
$450
$172
$278
$328
$118
$210
$212
$146
$95
3Q 12
4Q 12
1Q 13
2Q 13
3Q 13

Allowance for Loan and Lease Losses



ALLL ($)
ALLL Ratio
$2,239
1.84%
$2,174
1.80%
$2,152
1.79%
$2,125
1.75%
$2,071
1.67%
3Q 12
4Q 12
1Q 13
2Q 13
3Q 13

Nonperforming Assets[1,2]



Nonperforming Loans
Other Assets
$2,085
$354
$1,731
$1,857
$310
$1,547
$1,740
$273
$1,467
$1,395
$254
$1,141
$1,301
$264
$1,037
3Q 12
4Q 12
1Q 13
2Q 13
3Q 13

1. In 3Q 12, $544 million of nonperforming residential mortgage and CRE loans were either sold or transferred to held for sale, and a $172 million charge-off and provision for credit loss were recognized. In 4Q 12, $162 million of nonperforming residential mortgage and CRE loans were sold, and a $39 million charge-off and provision for credit loss were recognized. Also in 4Q 12, $232 million of loans that were discharged from Chapter 7 bankruptcy were reclassified as nonperforming, and a $79 million charge-off and provision for credit loss were recognized
2. In 2Q 13, $220 million of loans previously discharged from Chapter 7 bankruptcy were returned to performing status, due to their being current for six consecutive months from the time they were categorized as nonperforming

10

SunTrust

11 Loans Prior Quarter Variance • Performing loans up $1.6 billion, or 1.3%, primarily driven by growth in residential and commercial real estate portfolios • Highest quarterly performing loan growth since 1Q 12 Prior Year Variance • Performing loans were stable, as gains in commercial loans were offset by declines in residential and consumer → C&I growth of $2.7 billion, or 5% → Residential declined $2.0 billion, or 5%, predominantly due to guaranteed mortgage sales in 2H 12 → Consumer declined $0.9 billion, or 4%, due to guaranteed student loan sales in 2H 12; all other consumer categories increased by a combined $0.9 billion, or 6% NOTE: Totals may not foot due to rounding ($ in billions) Average Performing Loans Increased 1.3% from Prior Quarter $57.2 $57.6 $58.5 $59.4 $60.0 $43.9 $42.8 $41.4 $41.2 $41.9 $20.6 $19.6 $19.4 $19.5 $19.7 3Q 12 4Q 12 1Q 13 2Q 13 3Q 13 Commercial Residential Consumer $121.7 $120.0 $119.4 $120.0 $121.6

12 Deposits Prior Quarter Variance • Client deposits stable → Lower-cost deposits1 increased $0.5 billion, or 1% → Higher-cost time deposits down $0.5 billion, or 3% Prior Year Variance • Client deposits increased $1.3 billion, or 1% → Lower-cost deposits1 up $3.5 billion, or 3% → Higher-cost time deposits declined $2.2 billion, or 14% ($ in billions) 1. Lower-cost deposits include DDA, NOW, Money Market, and Savings NOTE: Totals may not foot due to rounding Average Client Deposits Relatively Stable with Continued Favorable Mix Shift $37.9 $39.4 $38.1 $38.7 $38.6 $24.8 $25.6 $26.4 $26.0 $25.4 $41.5 $42.5 $43.0 $41.8 $43.0 $5.2 $5.2 $5.5 $5.8 $5.8 $16.0 $15.2 $14.7 $14.2 $13.7 3Q 12 4Q 12 1Q 13 2Q 13 3Q 13 DDA NOW Money Market Savings Time $125.4 $127.9 $127.7 $126.6 $126.6

Capital Position

Capital Levels Remain Near Record Highs; Estimated Basel III Tier 1 Common Ratio of 9.7%[1]

($ in billions)



Basel I Tier 1 Common $
Basel I Tier 1 Common %
$13.2
$13.5
$13.9
$14.2
$14.3
9.82%
10.04%
10.13%
10.19%
9.92%
3Q 12
4Q 12
1Q 13
2Q 13
3Q 13[1]

Tangible Common Equity Ratio[2]



8.31%
8.38%
8.57%
8.51%
8.54%
3Q 12
4Q 12
1Q 13
2Q 13
3Q 13

Tangible Book Value Per Share[3]



$25.72
$25.98
$26.33
$26.08
$26.27
3Q 12
4Q 12
1Q 13
2Q 13
3Q 13

1. 3Q 13 estimated. Please refer to the appendix for additional detail on the calculation. Effective September 30, 2013, the Company refined its calculation of the risk-weighting of certain unfunded credit agreements that contain client options to issue standby letters of credit. This did not impact estimated Basel III risk-weighted assets
2. The total shareholders' equity to total assets ratio was 11.78%, 12.10%, 12.29%, 12.25%, and 12.27% for periods ending 3Q 12, 4Q 12, 1Q 13, 2Q 13, and 3Q 13, respectively. See the appendix for a reconcilement of tangible common equity to shareholders' equity and tangible assets to total assets
3. Book value per share was $37.35, $37.59, $37.89, $37.65, and $37.85 for the periods ending 3Q 12, 4Q 12, 1Q 13, 2Q 13, and 3Q 13, respectively. See Appendix A within the earnings release for a reconcilement to book value per share

13

SunTrust

Consumer Banking and PWM Income Statement Highlights

Notable Improvements in Profitability and Efficiency Ratio Continued

($ in millions)	3Q 12	3Q 13	%Change
Net Interest Income (FTE)	$691	$653	(5%)
Noninterest Income	356	379	6%
Total Revenue (FTE)	1,047	1,032	(1%)
Provision for Credit Losses	172	79	(54%)
Noninterest Expense	773	689	(11%)
Net Income	$63	$167	164%
Key Statistics ($ in billions)			
Tangible Efficiency Ratio[1]	70.1%	64.4%	
Total Loans[2]	$42.2	$40.5	(4%)
Consumer and Commercial Deposits[2]	$83.3	$83.9	1%

Highlights[3]

- Net income up significantly given efficiency improvements, lower provision for credit losses, and higher noninterest income
- Noninterest income increased 6%, in part due to wealth management growth
- Expenses down 11%, partially as a result of more efficient branch network and staffing models
- Provision for credit losses down over 50% due to continued asset quality improvement in home equity and the junior lien policy change in 3Q 12
- Tangible efficiency ratio improved over five percentage points to 64.4%
- Loan balances declined as a result of $2 billion student loan sales in 4Q 12, partially offset by solid growth in consumer lending businesses

1. Reported efficiency ratios were 73.8% and 66.7% for 3Q 12 and 3Q 13, respectively. The impact from excluding the amortization of intangible assets was (3.8%) and (2.3%) for 3Q 12 and 3Q 13, respectively
2. Average balances
3. Comparisons are 3Q 12 versus 3Q 13 unless otherwise noted

NOTE: Totals may not foot due to rounding. Prior year results have been restated to include the effect of moving small business banking from Wholesale Banking to Consumer Banking and Private Wealth Management during 2Q 13

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SunTrust

Wholesale Banking Income Statement Highlights

Another Quarter of Solid Performance

($ in millions)	3Q 12	3Q 13	% Change
Net Interest Income (FTE)	$415	$432	4%
Noninterest Income	354	294	(17%)
Total Revenue (FTE)	769	726	(6%)
Provision for Credit Losses	69	21	(70%)
Noninterest Expense	518	428	(17%)
Net Income	$128	$194	52%
Key Statistics ($ in billions)			
Tangible Efficiency Ratio[1]	65.8%	57.7%	
Total Loans[2]	$51.4	$54.2	6%
Consumer and Commercial Deposits[2]	$38.1	$39.5	4%

Highlights[3]

- Net income up significantly given impact of 3Q 12 balance sheet actions
- Total revenue declined 6%, impacted by a write-down of certain lease financing assets and lower client trading activity, partially offset by higher investment banking fees and net interest income growth
- Noninterest expense declined due to 3Q 12 affordable housing write-down and reduced OREO costs
- Provision for credit losses lower due to the charge-off in 3Q 12 associated with the commercial real estate nonperforming loan sales, in addition to continued asset quality improvement
- Broad-based growth drove a solid 6% increase in total loans

1. Reported efficiency ratios were 67.6% and 58.9% for 3Q 12 and 3Q 13, respectively. The impact from excluding the amortization of intangible assets was (1.8%) and (1.2%) for 3Q 12 and 3Q 13, respectively.
2. Average balances
3. Comparisons are 3Q 12 versus 3Q 13

NOTE: Totals may not foot due to rounding. Prior year results have been restated to include the effect of moving small business banking from Wholesale Banking to Consumer Banking and Private Wealth Management during 2Q 13

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SunTrust

Mortgage Banking Income Statement Highlights

Resolution of Key Legacy Matters Impacted Results; Actions to Reduce Expenses are Underway in Light of Production Decline

($ in millions)	3Q 12	3Q 13	% Change
Net Interest Income (FTE)	$129	$140	9%
Noninterest Income	(75)	(1)	99%
Total Revenue (FTE)	54	139	157%
Provision for Credit Losses	270	45	(83%)
Noninterest Expense	368	638	73%
Net Loss	($384)	($405)	(5%)
Key Statistics ($ in billions)			
Total Loans[1]	$30.5	$27.9	(8)%
Consumer and Commercial Deposits[1]	$3.9	$3.2	(18%)
Production Volume	$8.1	$8.0	(2%)

Highlights[2]

- Resolution of key legal matters, agency repurchase settlements, and servicing advances allowance increase negatively impacted total profitability by $344 million after-tax[3]
  - → Excluding 3Q 13 significant items, net loss was ($61) million[3]
- Noninterest income, excluding repurchase provision, declined given lower core mortgage production income and servicing income
- Excluding impact of 3Q 13 significant items[4], expenses were $251 million
  - → Sequential and year-over-year declines driven by lower core and cyclical costs
- Provision for credit losses lower given continued credit quality improvement and impact from 3Q 12 loan sales

1. Average balances
2. Comparisons are 3Q 12 versus 3Q 13 unless otherwise noted
3. 3Q 13 reported net income was ($405) million. 3Q 13 significant items totaled ($344) million after-tax. The pre-tax components totaled ($450) million, including ($291) million of specific operating losses related to the settlement of certain legal matters, ($96) million in collection services related to the mortgage servicing advances allowance increase, and ($63) million of mortgage repurchase settlements with Fannie Mae and Freddie Mac. The tax impact was $106 million, resulting in a ($344) million after-tax impact
4. 3Q 13 significant noninterest expense items included $291 million of specific operating losses related to the settlement of certain legal matters and $96 million of other noninterest expense related to the mortgage servicing advances allowance increase, totaling $387 million

NOTE: Totals may not foot due to rounding

16

SunTrust

17 3Q 13 Summary Earnings • Net income available to common shareholders of $179 million; earnings per diluted share of $0.33 • As announced in the October 10, 2013 8-K, the resolution of certain legacy mortgage matters, alongside other discrete items, negatively impacted earnings by $179 million on an after-tax basis, or $0.33 per share • Excluding the above items, earnings were $358 million, or $0.66 per diluted share1 Revenue • Net interest income generally stable relative to prior quarter • Noninterest income declined from prior quarter, primarily due to lower mortgage production income Expenses • Adjusted expenses2 declined sequentially and were below $1.4 billion for the third consecutive quarter • Adjusted expenses2 down 14% from prior year Balance Sheet • Average performing loans increased 1.3% from prior quarter, with increases across most loan portfolios • Average deposits stable sequentially and increased modestly from prior year; favorable mix shift continued Credit and Capital • Nonperforming loans declined 9% from prior quarter and 40% from prior year • Net charge-off ratio declined 12 basis points to 0.47%, the lowest level since 3Q 07 • Tier 1 Common ratio 9.9% on Basel I basis and 9.7% on Basel III basis3 (estimated) 1. Please refer to page 19 of the appendix for a reconciliation 2. Please refer to page 30 of the appendix for expense adjustment detail. Reported expenses increased 25% sequentially and 1% from prior year 3. Please refer to page 32 of the appendix for a Basel I to Basel III reconciliation

Appendix

19 Income Statement ($ in millions) 3Q 13 Reported Earnings Impact from 8-K Items 3Q 13 Core Earnings NET INTEREST INCOME $1,208 $1,208 Provision for Credit Losses 95 95 NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES 1,113 1,113 NONINTEREST INCOME Service charges on deposit accounts 168 168 Trust and investment management income 133 133 Retail investment services 68 68 Other charges and fees 91 91 Investment banking income 99 99 Trading Income 33 33 Card fees 77 77 Mortgage production related income/(loss) (10) (63) 53 Mortgage servicing related income 11 11 Other noninterest income 10 10 Total noninterest income 680 743 NONINTEREST EXPENSE Employee compensation and benefits 682 682 Net occupancy expense 86 86 Outside processing and software 190 190 Equipment expense 45 45 Marketing and customer development 34 34 Amortization/impairment of intangible assets/goodwill 6 6 Operating losses 350 323 27 FDIC premium/regulatory exams 45 45 Other noninterest expense 305 96 209 Total noninterest expense 1,743 1,324 INCOME BEFORE PROVISION FOR INCOME TAXES 50 533 Provision for income taxes (146) (304) 157 INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST 196 375 Net income attributable to noncontrolling interest 7 7 NET INCOME 189 368 NET INCOME AVAILABLE TO COMMON SHAREHOLDERS 179 358 EPS - DILUTED $0.33 ($0.33) $0.66 3Q 13 Income Statement Reported and Excluding Impact of October 10, 2013 8-K Items 1 2 3 4 1. Reflects the pre-tax impact of mortgage repurchase settlements with Fannie Mae and Freddie Mac 2. Reflects the pre-tax impact from the settlement of certain legal matters 3. Reflects the pre-tax impact from the mortgage servicing advances allowance increase 4. Reflects the provision for income taxes impact from footnotes 1 – 3 ($191) and the other tax items ($113) referred to in the October 10, 2013 8-K Note: Totals may not foot due to rounding

3Q 12 Income Statement

Reported and Excluding Impact of Items Pre-announced in September 2012

Income Statement ($ in millions)	3Q 12 Reported Earnings	Impact from Items		3Q 12 Core Earnings
NET INTEREST INCOME	$1,271			$1,271
Provision for Credit Losses	450	172	1	278
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	821			993
NONINTEREST INCOME				
Service charges on deposit accounts	172			172
Trust and investment management income	127			127
Retail investment services	60			60
Other charges and fees	97			97
Investment banking income	83			83
Trading Income	19			19
Card fees	74			74
Mortgage production related income / (loss)	(64)	(371)	2	307
Mortgage servicing related income	64			64
Other noninterest income / (loss)	(31)	(92)	3	61
Net securities gains	1,941	1,938	4	3
Total noninterest income	2,542			1,067
NONINTEREST EXPENSE				
Employee compensation and benefits	780			780
Net occupancy expense	92			92
Outside processing and software	171			171
Equipment expense	49			49
Marketing and customer development	75	38	5	37
Amortization/impairment of intangible assets/goodwill	17			17
Net loss on extnguishment of debt	2			2
Operating losses	71			71
FDIC premium/regulatory exams	67			67
Other noninterest expense	402	96	6	306
Total noninterest expense	1,726			1,592
INCOME BEFORE PROVISION FOR INCOME TAXES	1,637			467
Provision for income taxes	551	417		134
INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	1,086			334
Net income attributable to noncontrolling interest	9			9
NET INCOME	1,077			324
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	1,066			313
EPS - DILUTED	$1.98	$1.40		$0.58

1. Reflects the pre-tax provision expense associated with the planned sale of $0.5B nonperforming mortgage and CRE loans
2. Reflects the pre-tax mortgage repurchase provision
3. Reflects the pre-tax loss from moving $1.4B student loans and $0.5B Ginnie Mae loans to LHFS
4. Reflects the pre-tax gain associated with the early termination of agreements involving The Coca-Cola Company shares
5. Reflects the pre-tax impact from the charitable contribution of one million shares of The Coca-Cola Company
6. Reflects the pre-tax write-down associated with moving $0.2B affordable housing investments to HFS

Note: Totals may not foot due to rounding

20

SUNTRUST

21 Securities Portfolio Available for Sale 2Q 13 3Q 13 $ Change U.S. Treasury and Agencies $3.0 $3.0 - MBS – Agency 18.9 18.3 (0.6) U.S. States and Subdivisions 0.3 0.2 (0.1) Other 1.2 1.1 (0.1) Total Available for Sale $23.4 $22.6 ($0.8) ($ in billions, period end balances) High Quality and Liquid Portfolio

30 – 89 Day Delinquencies by Loan Class

Excluding Government-Guaranteed Loans

Delinquencies Continued to Decline

($ in millions)

	3Q 12	4Q 12	1Q 13	2Q 13	3Q 13	Memo: 3Q 13 Loan Balance
30-89 Accruing Delinquencies						
Commercial & industrial	0.16%	0.15%	0.17%	0.14%	0.08%	$55,943
Commercial real estate	0.44	0.26	0.18	0.34	0.10	4,755
Commercial construction	0.04	0.07	0.03	0.01	0.01	737
Total Commercial Loans	0.18	0.16	0.17	0.16	0.08	$61,435
Residential mortgage – guaranteed	-	-	-	-	-	$3,527
Residential mortgage – non-guaranteed	1.05	0.82	0.76	0.70	0.65	24,106
Home equity products	0.95	1.00	0.79	0.78	0.82	14,826
Residential construction	1.54	2.03	1.04	1.07	0.72	582
Total Residential Loans[1]	1.02	0.91	0.78	0.74	0.71	$43,041
Guaranteed student loans	-	-	-	-	-	$5,489
Other direct	0.72	0.61	0.52	0.64	0.56	2,670
Indirect	0.53	0.62	0.38	0.44	0.49	11,035
Credit card	1.01	1.08	1.03	0.89	0.91	670
Total Consumer Loans[2]	0.58	0.64	0.44	0.50	0.52	$19,864
Total SunTrust - excluding government-guaranteed delinquencies[3]	**0.53%**	**0.48%**	**0.41%**	**0.40%**	**0.35%**	**$124,340**
Impact of excluding government-guaranteed delinquencies	0.42%	0.45%	0.37%	0.31%	0.30%	
Total SunTrust - including government-guaranteed delinquencies[4]	**0.95%**	**0.93%**	**0.78%**	**0.71%**	**0.65%**	

1. Excludes delinquencies on all federally guaranteed mortgages
2. Excludes delinquencies on federally guaranteed student loans
3. Excludes delinquencies on federally guaranteed mortgages and student loans from the calculation
4. Excludes mortgage loans guaranteed by GNMA that SunTrust has the option, but not the obligation, to repurchase

NOTE: Totals may not foot due to rounding

22

SunTrust

Nonperforming Loans by Loan Class

9% Sequential Quarter and 40% YOY Decline

($ in millions)

	3Q 12	4Q 12	1Q 13	2Q 13	3Q 13	Memo: 3Q 13 Loan Balance
Nonperforming Loans						
Commercial & industrial	$288	$195	$205	$227	$216	$55,943
Commercial real estate[1,3]	119	66	59	54	42	4,755
Commercial construction	75	34	25	23	17	737
Total Commercial Loans	$482	$294	$289	$304	$275	$61,435
Residential mortgages – guaranteed	-	-	-	-	-	$3,527
Residential mortgages – nonguaranteed[1,2,3]	$786	$775	$721	$516	$464	24,106
Home equity products[2,3]	310	341	334	225	209	14,826
Residential construction	129	112	102	84	79	582
Total Residential Loans	$1,225	$1,228	$1,157	$825	$752	$43,041
Guaranteed student loans	-	-	-	-	-	$5,489
Other direct	$6	$6	$6	$4	$4	2,670
Indirect	18	18	15	8	6	11,035
Credit cards	-	-	-	-	-	670
Total Consumer Loans	$24	$25	$21	$12	$10	$19,864
Total	**$1,731**	**$1,547**	**$1,467**	**$1,141**	**$1,037**	**$124,340**

1. In 3Q 12, $544 million of nonperforming residential mortgage and CRE loans were either sold or transferred to held for sale
2. In 3Q 12, $81 million of junior liens that were current on payments but subordinate to a seriously delinquent first mortgage were moved to nonperforming status
3. In 4Q 12, $162 million of nonperforming residential mortgage and CRE loans were sold, and $232 million of residential mortgage and home equity loans were reclassified as NPLs associated with the updated regulatory guidance related to post Chapter 7 bankruptcy. In 2Q 13, $220 million of loans previously discharged from Chapter 7 bankruptcy were returned to performing status, due to their being current for six consecutive months from the time they were categorized as nonperforming

NOTE: Totals may not foot due to rounding

23

SunTrust

Net Charge-off Ratios by Loan Class

NCOs at Lowest Level Since 3Q 07

($ in millions)

	3Q 12	4Q 12	1Q 13	2Q 13	3Q 13	Memo: 3Q 13 Loan Balance
Net Charge-off %'s to Avg. Loans (annualized)						
Commercial Loans						
Commercial & industrial	0.25%	0.44%	0.33%	0.30%	0.27%	$55,943
Commercial real estate[1,3]	2.71	0.94	0.24	0.24	0.04	4,755
Commercial construction	2.66	(0.33)	(0.13)	(0.34)	0.71	737
Total Commercial Loans	0.49	0.46	0.32	0.29	0.26	$61,435
Residential Loans						
Residential mortgages – guaranteed	-	-	-	-	-	$3,527
Residential mortgages – nonguaranteed[1,2,3]	4.20	2.71	1.25	0.94	0.66	24,106
Home equity products[2,3]	3.69	3.60	1.79	1.55	1.15	14,826
Residential construction	9.99	4.31	10.90	4.80	3.28	582
Total Residential Loans	3.63	2.75	1.48	1.13	0.82	$43,041
Consumer Loans						
Guaranteed student loans	-	-	-	-	-	$5,489
Other direct	1.88	1.92	1.19	1.11	0.91	2,670
Indirect	0.32	0.37	0.46	0.17	0.31	11,035
Credit cards	3.18	3.18	3.40	3.13	2.81	670
Total Consumer Loans	0.46	0.53	0.52	0.34	0.39	$19,864
Total	**1.64%**	**1.30%**	**0.76%**	**0.59%**	**0.47%**	**$124,340**

1. In 3Q 12, $544 million of nonperforming residential mortgage and CRE loans were either sold or transferred to held for sale. A $172 million net charge-off was recognized
2. In 3Q 12, the timing of NCO recognition of junior liens was moved from 180 days to 120 days. This resulted in $65 million in incremental NCOs
3. In 4Q 12, $162 million of nonperforming residential mortgage and CRE loans were sold, and $232 million of residential mortgage and home equity loans were reclassified as NPLs associated with the updated regulatory guidance related to post Chapter 7 bankruptcy. Net charge-offs of $39 million and $79 million, respectively, were recognized

NOTE: Totals may not foot due to rounding

24

SunTrust

Net Charge-offs by Loan Class

NCOs at Lowest Level Since 3Q 07

($ in millions)

	3Q 12	4Q 12	1Q 13	2Q 13	3Q 13	Memo: 3Q 13 Loan Balance
Net Charge-off $'s						
Commercial Loans						
Commercial & industrial	$33	$58	$44	$42	$38	$55,943
Commercial real estate[1,3]	32	10	2	3	-	4,755
Commercial construction	6	(1)	(0)	(1)	1	737
Total Commercial Loans	$71	$68	$45	$44	$39	$61,435
Residential Loans						
Residential mortgages – guaranteed	-	-	-	-	-	$3,527
Residential mortgages – nonguaranteed[1,2,3]	$255	$161	$71	$54	$39	24,106
Home equity products[2,3]	140	135	65	57	44	14,826
Residential construction	20	8	20	8	5	582
Total Residential Loans	$415	$304	$156	$119	$88	$43,041
Consumer Loans						
Guaranteed student loans	-	-	-	-	-	$5,489
Other direct	$11	$11	$7	$6	$6	2,670
Indirect	9	10	13	5	9	11,035
Credit cards	5	5	5	5	4	670
Total Consumer Loans	$25	$25	$25	$16	$19	$19,864
Total	**$511**	**$398**	**$226**	**$179**	**$146**	**$124,340**

1. In 3Q 12, $544 million of nonperforming residential mortgage and CRE loans were either sold or transferred to held for sale. A $172 million net charge-off was recognized
2. In 3Q 12, the timing of NCO recognition of junior liens was moved from 180 days to 120 days. This resulted in $65 million in incremental NCOs
3. In 4Q 12, $162 million of nonperforming residential mortgage and CRE loans were sold, and $232 million of residential mortgage and home equity loans were reclassified as NPLs associated with the updated regulatory guidance related to post Chapter 7 bankruptcy. Net charge-offs of $39 million and $79 million, respectively, were recognized

NOTE: Totals may not foot due to rounding

25

SUNTRUST

26 Troubled Debt Restructuring (TDR) Composition TDR Trend Prior Quarter Variance • Nonaccruing balances were at their lowest level since 1Q 09 • Accruing TDRs constitute 87% of Total TDRs Prior Year Variance • Total TDRs were relatively stable • Nonaccruing balances down 16% Prior Quarter Variance • Current TDRs were down due to reclassification of certain commercial TDRs to performing Prior Year Variance • Current TDRs were higher due to the impact of the Chapter 7 bankruptcy regulatory guidance ($ in millions) 93% of Accruing TDRs are Current on Principal and Interest Payments Early Stage Accruing TDR Delinquencies $2,361 $2,281 $2,305 $2,554 $2,505 $161 $126 $115 $150 $153 $70 $57 $44 $44 $50 3Q 12 4Q 12 1Q 13 2Q 13 3Q 13 Current 30-59 DLQ 60-89 DLQ$2,640 $2,501 $2,499 $2,781 $2,744 $482 $639 $655 $415 $406 3Q 12 4Q 12 1Q 13 2Q 13 3Q 13 Accruing Nonaccruing $3,196$3,154$3,122 $3,140 $3,149 Note: Totals may not foot due to rounding

27 $114 $100 $101 $101 $101 $97 $91 $77 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 Commercial Loan Swap Interest Income Commercial Loan Swap Interest Income Expected to be Stable in 4Q 13 Swap Income Forecast 1. 1M Libor forecast = 25bps throughout the forecast horizon Key Points • Swap income is expected to remain stable in 4Q 13, then decline gradually in 2014 • As swaps mature, asset sensitivity increases • SunTrust receives a fixed rate and pays a floating rate (1 month LIBOR) on the notional value of the swaps ($ in millions) A c tu a l A c tu a l A c tu a l

28 NOTE: Totals may not foot due to rounding ($ in millions) Noninterest Income Reconciliation 3Q12 4Q12 1Q13 2Q13 3Q13 Total Noninterest Income $2,542 $1,015 $863 $858 $680 Adjustment Items: Securities Gains 1,941 1 2 0 (0) 3Q-4Q 12 Student and Ginnie Mae Loan Sale (Losses) (Other Income) (92) - - - - FMV and ARS (Trading Income) 6 31 14 3 2 Debt and SILC Valuation (Trading Income) (47) (23) (24) 8 (6) Fair Value Adjustments (Mortgage Production Related Income) 5 5 (3) (7) 4 GSE Mortgage Repurchase Settlements (Mortgage Production Related Income) - - - - (63) Total Adjustments 1,812 15 (11) 3 (63) Adjusted Noninterest Income $729 $1,000 $875 $855 $743

Mortgage Servicing Income Supplemental Information

($ in millions)

	3Q 12	4Q 12	1Q 13	2Q 13	3Q 13
Servicing Fees [1]	$79	$83	$77	$77	$85
Changes in MSR Value from Collection / Realization of Cash Flow ("Decay") [2]	(61)	(68)	(73)	(78)	(66)
Changes in MSR Valuation Other Than Decay [3]	(55)	44	90	160	10
Hedging Activity [4]	101	(14)	(56)	(158)	(19)
Net MSR FV and Hedge Activity	46	31	34	2	(8)
Mortgage Servicing Income	**$64**	**$45**	**$38**	**$1**	**$11**
Memo:					
Total Loans Serviced for Others (end of period)	$115,814	$113,243	$111,973	$109,307	$109,224
Annualized Servicing Fees / Total Loans Serviced for Others (bps)	27	29	28	28	31

1. Includes contractually specified servicing fees, late charges, and other ancillary revenues
2. Due primarily to the receipt of monthly servicing fees and from prepayments
3. Fair value mark-to-market of the Mortgage Servicing Rights asset from changes in market rates and other assumption updates, exclusive of the "decay"
4. Impact of using derivatives to hedge the risk of changes in the fair value of the MSR

NOTE: Totals may not foot due to rounding

29

SunTrust

30 Noninterest Expense Reconciliation ($ in millions) 3Q12 4Q12 1Q13 2Q13 3Q13 Total Noninterest Expense $1,726 $1,510 $1,363 $1,397 $1,743 Adjustment Items: Affordable Housing Writedown (Other Noninterest Expense) 96 - - - - Charitable Contribution of KO Shares (Marketing and Customer Development) 38 - - - - Real Estate Related Charge (Other Noninterest Expense) 17 - - - - Goodwill Impairment (Amortization of Intangible Assets) 7 - - - - Loss on Debt Extinguishment 2 - - - - Severance (Other Noninterest Expense) 29 - - - - Settlement of Certain Legal Matters (Operating Losses) - - - - 323 Mortgage Servicing Advances Allowance Increase (Other Noninterest Expense) - - - - 96 Total Adjustments 189 - - - 419 Adjusted Noninterest Expense $1,537 $1,510 $1,363 $1,397 $1,324

31 $71 $77 $39 $72 $350 $27 $30 $8 $1 $4 $4 $48 $41 $20 $38 $126 $30 $17 $16 $12 $14 $13 $13 3Q 12 4Q 12 1Q 13 2Q 13 3Q 13 Reported 3Q 13 Adjusted Operating Losses Other Real Estate (Other Exp.) Collection Services (Other Exp.) Credit Services (Other Exp.) Additional Noninterest Expense Disclosure Credit-Related Expenses and Operating Losses (Cyclical Costs) Normalized Annual Costs Still Expected to be < $325 Million ($ in millions) $166 $142 $71 $125 $75 $494 1. Adjusted to exclude certain October 10, 2013 8-K items. Adjusted figures provided as they remove certain items that are material and/or potentially non-recurring. Operating losses adjusted from $350 million to $27 million due to the $323 million of specific legal matters. Collection services adjusted from $126 million to $30 million due to the impact of the $96 million servicing advances allowance increase Note: Totals may not foot due to rounding 1

32 Reconciliation of Tier 1 Common Equity Ratio1 3Q 13 Tier 1 Common Equity - Basel I $14.3 Adjustments from Basel I to Basel III 2 0.0 Tier 1 Common Equity - Basel III 3 $14.3 Risk-weighted Assets - Basel I $143.5 Adjustments from Basel I to Basel III 4 3.9 Risk-weighted Assets - Basel III 3 $147.3 Tier 1 Common Equity Ratio Basel I 9.9% Basel III 3 9.7% ($ in billions) 1. The Tier 1 common equity ratio is a financial measure that is used by regulators, bank management, and investors to assess the capital position of financial services companies. The Tier 1 common equity ratio as calculated for Basel III is considered non-GAAP, and as such we have presented a reconciliation to the Tier 1 common equity ratio under Basel I that is currently used by regulators. All figures are estimated at the time of the earnings release and subject to revision 2. Improved treatment of mortgage servicing assets essentially offset by disallowed deferred tax assets 3. The Basel III calculations of Tier 1 common equity, risk-weighted assets, and the Tier 1 common equity ratio are based upon the Company's interpretation of the final Basel III rules issued by the Federal Reserve on July 2, 2013, on a fully-phased-in basis. The Company's interpretation of the rules is subject to change, and as such, so are its estimated Basel III calculations 4. The largest differences between the risk-weighted assets as calculated under Basel I versus Basel III for SunTrust relate to the risk-weightings for certain commercial loans, unfunded commitments and mortgage servicing assets NOTE: Totals may not foot due to rounding

Reconciliation of Efficiency Ratio

($ in millions)

	3Q 12	4Q 12	1Q 13	2Q 13	3Q 13
Reported (GAAP) Basis					
Total Revenue - FTE	$3,843	$2,291	$2,114	$2,100	$1,920
Total Noninterest Expense	1,726	1,510	1,363	1,397	1,743
Amortization of Intangibles / Impairment of Goodwill	17	7	6	6	6
Efficiency Ratio	44.9%	65.9%	64.5%	66.6%	90.8%
Tangible Efficiency Ratio	44.5%	65.6%	64.2%	66.3%	90.5%
Adjusted Basis [1]					
Reported Revenue	$3,843	$2,291	$2,114	$2,100	$1,920
Adjustment Items:					
Securities Gains	1,941	1	2	0	(0)
3Q-4Q 12 Student / Ginnie Mae Loan Sale (Losses)	(92)	-	-	-	-
FMV and ARS	6	31	14	3	2
Debt and SILC Valuation	(47)	(23)	(24)	8	(6)
Fair Value Adjustments	5	5	(3)	(7)	4
GSE Mortgage Repurchase Settlements	-	-	-	-	(63)
Adjusted Revenue	$2,030	$2,276	$2,125	$2,097	$1,984
Reported Noninterest Expense	$1,726	$1,510	$1,363	$1,397	$1,743
Adjustment Items:					
Affordable Housing Writedown	96	-	-	-	-
Charitable Contribution of KO Shares	38	-	-	-	-
Real Estate Charge	17	-	-	-	-
Goodwill Impairment	7	-	-	-	-
Loss on Debt Extinguishment	2	-	-	-	-
Severance	29	-	-	-	-
Settlement of Certain Legal Matters	-	-	-	-	323
Mortgage Servicing Advances Allowance Increase	-	-	-	-	96
Adjusted Expense	$1,537	$1,510	$1,363	$1,397	$1,324
Efficiency Ratio - Adjusted Basis	75.7%	66.3%	64.1%	66.6%	66.7%
Tangible Efficiency Ratio - Adjusted Basis	75.2%	66.0%	63.8%	66.4%	66.4%

1. Adjusted revenue and expenses are provided as they remove certain items that are material and/or potentially non-recurring. Adjusted figures are intended to provide management and investors information on trends that may be more easily compared to other institutions

NOTE: Totals may not foot due to rounding

33

SunTrust

34 Reconciliation of Non GAAP Measures Sep 30 Dec 31 Mar 31 Jun 30 Sep 30 2012 2012 2013 2013 2013 Total shareholders' equity $20.4 $21.0 $21.2 $21.0 $21.1 Goodwill, net of deferred taxes (6.2) (6.2) (6.2) (6.2) (6.2) Other intangible assets including MSRs, net of deferred taxes (0.9) (0.9) (1.1) (1.2) (1.3) MSRs 0.8 0.9 1.0 1.2 1.2 Tangible equity 14.1 14.7 14.9 14.8 14.8 Preferred stock (0.3) (0.7) (0.7) (0.7) (0.7) Tangible common equity $13.9 $14.0 $14.2 $14.0 $14.1 Total assets $173.2 $173.4 $172.4 $171.5 $171.8 Goodwill (6.4) (6.4) (6.4) (6.4) (6.4) Other intangible assets including MSRs (0.9) (1.0) (1.1) (1.2) (1.3) MSRs 0.8 0.9 1.0 1.2 1.2 Tangible assets $166.7 $167.0 $166.0 $165.1 $165.4 Tangible equity to tangible assets 8.48% 8.82% 9.00% 8.95% 8.98% Tangible common equity to tangible assets 8.31% 8.38% 8.57% 8.51% 8.54% Tangible book value per common share $25.72 $25.98 $26.33 $26.08 $26.27 NOTE: Totals may not foot due to rounding ($ in billions, except per share data)